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                                                                    EXHIBIT 3.C.

                       [SUTHERLAND ASBILL & BRENNAN LLP]


                 CONSENT OF SUTHERLAND AND ASBILL & BRENNAN LLP

                                 April 17, 2002

Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 9 to the registration statement on Form S-6 for Providentmutual Variable Life Separate Account (File No. 33-83138). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very Truly Yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ David S. Goldstein
                                           -------------------------------
                                           David S. Goldstein